EXHIBIT 99.1

February 15, 2008

Kevan Casey, Chairman of the Board
Unicorp, Inc.
Galleria Financial Center
5075 Westheimer, Suite 975
Houston, Texas  77056

Dear Kevan:

Per our conversation earlier this date, please accept my resignation as director of Unicorp, Inc. effectively immediately.

I have enjoyed my association with the company for the past several months and look forward to the future success of the company.  I wish each of you my best and trust many good things will happen in the future of Unicorp.

As mentioned, my stepping away will facilitate more time to devote to my wife’s ongoing health issues.  Thanks for your understanding.

Regards,

/s/ William E. Dozier
  William E. Dozier

Cc: Bob Munn
       Carl Chase